EXHIBIT 21.1

                  GLOBAL MARINE INC. AND SUBSIDIARIES
                       as of February 23, 1996


                                  STATE OR OTHER  PERCENT OF
VOTING
                                  JURISDICTION OF STOCK OWNED BY
NAME OF COMPANY                   INCORPORATION   IMMEDIATE PARENT

Global Marine Inc.                     Delaware          -
   Applied Drilling Technology Inc.    Texas           100%
   Arctic Systems Ltd.                 Canada          100%
   Challenger Minerals Inc.            California      100%
     WO Offshore, Inc.                 Texas            50%
   Global Marine Arctic Ltd.           Canada          100%
   Global Marine B.V.                  The Netherlands 100%
   Global Marine Baltic Inc.           Delaware        100%
   Global Marine Bismarck Sea Inc.     Delaware        100%
     Global Marine International
        Services Corporation           Bahamas         100%
   Global Marine Capital
        Investments Inc.               Delaware        100%
     Global Marine Beaufort Sea Inc.   Delaware        100%
   Global Marine Corporate
        Services Inc.                  California      100%
   Global Marine Deepwater
        Drilling Inc.                  Delaware        100%
     Global Marine Australia Inc.      Delaware        100%
     Global Marine West Africa Inc.    Delaware        100%
     Petdrill, Inc.                    Delaware        100%
   Global Marine Drilling Company      California      100%
     Global Marine Caribbean, Inc.     California      100%
     Global Marine Development Inc.    California      100%
     Global Marine do Brasil
        Perfuracoes                    Brazil           50%  (1)
     Global Marine Drilling Services   California      100%
         Global Dolphin Drilling
         Company Private Limited       India            40%
   Global Marine Drilling (Malaysia)
         Sdn. Bhd.                     Malaysia        100%
   Global Marine Integrated Services
         - International Inc.          Delaware        100%
   Global Marine North Sea Inc.        Delaware        100%
   Global Marine Oil & Gas Company     Delaware        100%
   Global Marine U.K. Limited          Scotland        100%
   Global Marine de Venezuela Inc.     Delaware        100%
   Global Offshore Drilling Ltd.       Nigeria          60%
   Intermarine Services Inc.           Texas           100%
   Marican Offshore Drilling
          Services, Inc.               Canada          100%

___________________________

(1) The remaining 50% of the voting stock is owned directly by Global Marine Inc.